                                                                  Exhibit 10.4.2

                               BE INCORPORATED

                    EMPLOYEE STOCK PURCHASE PLAN OFFERING

              ADOPTED BY THE BOARD OF DIRECTORS ON MAY 4, 1999

1.   GRANT; OFFERING DATE.

     (a) The Board of Directors of Be Incorporated, a Delaware corporation (the "Company"), pursuant to the Company's Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). The first Offering shall begin simultaneously with the effectiveness of the Company's registration statement under the Securities Act of 1933, as amended, with respect to the initial public offering of the Company's Common Stock (the "Effective Date") and end on July 31, 2001 (the "Initial Offering"). Further, an Offering shall begin on each August 1 and February 1 thereafter, commencing with February 1, 2000, and shall end on the day prior to the second anniversary of each such Offering's Offering Date unless sooner terminated in accordance with the provisions of this Offering or the Plan. The first day of an Offering is that Offering's "Offering Date."

     (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

     (c) If the Company's accountants advise the Company that the accounting treatment of purchases under these Offerings has changed in a manner the Company determines is detrimental to its best interests, then each Offering commenced under this offering document shall terminate as of the next Purchase Date (after the purchase of stock on such Purchase Date) under such Offering.

2.   ELIGIBLE EMPLOYEES.

     (a) Each employee of either the Company or its designated Affiliates (as defined in the Plan) incorporated in the United States shall be granted rights to purchase Common Stock under the Offering on the Offering Date of such Offering, provided that such employee has been continuously employed by the Company or one of its designated Affiliates throughout the ten-day period immediately prior to and ending on that Offering's Offering Date (an "Eligible Employee").

     (b) Notwithstanding subparagraph 2(a) above, the following employees shall not be Eligible Employees or be granted rights under an Offering: (i) part-time or seasonal employees whose customary employment is less than twenty (20) hours per week or five (5) months per calendar year or (ii) five percent (5%) stockholders (including ownership through unexercised options) described in subparagraph 5(c) of the Plan.

3.   RIGHTS.

     (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Eligible Employee's Earnings (defined as base salary or wages plus overtime) paid during the period of such Offering beginning after such Eligible Employee first commences participation; provided, however, that no Eligible Employee may purchase Common Stock on a particular Purchase Date that would result in more than fifteen percent (15%) of such Eligible Employee's Earnings paid during the period from the date the Eligible Employee first commences participation in the Offering to such Purchase Date having been applied to purchase shares under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Notwithstanding the foregoing, the maximum number of shares of Common Stock an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of shares as has a fair market value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the right under such Offering has been outstanding at any time, minus (y) the fair market value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Code, and (ii) the number of shares subject to other rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.

     (c) The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4.   PURCHASE PRICE.

     The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date (eighty-five percent (85%) of the fair market value of the Common Stock on the first day on which the Company's Common Stock is actively traded that immediately follows the Offering Date if an Offering Date does not fall on a day during which the Company's Common Stock is actively traded) or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date (eighty-five percent (85%) of the fair market value of the Common Stock on the first day on which the Company's Common Stock is actively traded that immediately precedes the Purchase Date if a Purchase Date does not fall on a day during which the Company's Common Stock is actively traded), in each case rounded up to the nearest whole cent per share.

5.   PARTICIPATION.

     (a) Except as otherwise provided in this paragraph 5, an Eligible Employee may elect to participate in an Offering at the beginning of the Offering or in the case of an Offering in which an Eligible Employee was eligible to participate at such Offering's commencement, as of any day immediately following a Purchase Date (i.e. August 1, or February 1) during such Offering. An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole dollars, with a minimum dollar amount of ten dollars ($10) per pay period and a maximum amount not expected to exceed fifteen percent (15%) of Earnings over the course of an Offering, or in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%) of Earnings over the course of an Offering. A participant may not make additional payments into his or her account. In the absence of the delivery of an agreement authorizing payroll deductions, a participant's initial participation level shall be zero, provided however, that for participant's already enrolled in an offering under the Plan, as of the day prior to the Offering Date of the Initial Offering and similarly as to Offerings thereafter under this offering document, the initial level of participation shall be as provided in the most recent agreement authorizing payroll deductions from the pay of such participant that has been delivered to the Company. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company before the Offering Date to be effective for the remaining portion of that Offering, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. Notwithstanding the foregoing, the time by which an agreement authorizing payroll deductions must be delivered to the Company for determining a participant's initial level of participation in the Initial Offering shall be not later than the end of the second full payroll period following the Offering Date of the Initial Offering.

     (b) By delivering a notice to the Company on such form as the Company provides, a participant may increase or decrease his or her participation level during the course of an Offering or withdraw from an Offering as follows: (i) a participant may decrease (including to zero) his or her participation level only once (except for a second reduction to zero) during each July 1 to January 31 and February 1 to August 31, at any time except during the ten (10) day period immediately preceding a Purchase Date, (ii) during the course of an Offering a participant may increase or decrease his or her participation level during each July 1 to January 31 and February 1 to August 31, with such change not to take effect until after the Purchase Date that first follows the date such change is delivered to the Company, and (iii) a participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant on any prior Purchase Dates), without interest, at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date.

6.   PURCHASES.

     Subject to the limitations contained herein, on each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as each July 31 (excluding July 31, 1999) and January 31 during an Offering. On a Purchase Date each participant's purchases will first be made under the Offering, for which purchases are made on such date, that results in stock being purchased for such participant at the lowest price under all Offerings in which such participant then has been granted rights and under which stock is purchased on such Purchase Date.

7.   NOTICES AND AGREEMENTS.

     Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

8.   EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

     The rights granted under an Offering are subject to the approval of the Plan by the stockholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code and as necessary to comply with the requirements of exemption from potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") set forth in Rule 16b-3 promulgated under the Exchange Act.

9.   OFFERING SUBJECT TO PLAN.

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.